Exhibit 10.1
INDEMNIFICATION AGREEMENT
     This Indemnification Agreement (the “Agreement”) is made as of                      by and between Milacron Inc., a Delaware corporation (the “Company”), and                     , a director and/or officer of the Company (“Indemnitee”).
RECITALS
     WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company.
     WHEREAS, the Company and Indemnitee recognize the continued difficulty in obtaining liability insurance for the Company’s directors and officers, the significant and continual increases in the cost of such insurance and the general trend of insurance companies to reduce the scope of coverage of such insurance.
     WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors and officers to expensive litigation risks at the same time as the availability and scope of coverage of liability insurance provide increasing challenges for the Company.
     WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the increased difficulty in attracting and retaining highly qualified persons such as Indemnitee is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future.
     WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, Indemnitee on the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:
     Section 1. Services to the Company. Indemnitee agrees to begin or to continue to serve as a director or officer of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between Indemnitee and the Company (or any of its subsidiaries or any other entity of which Indemnitee is or was serving in any capacity at the request of the Company). The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as a director or officer of the Company.
     Section 2. Right to Indemnification. The Company shall to the fullest extent permitted by applicable law as then in effect indemnify Indemnitee, if Indemnitee is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding brought by or in the right of the Company to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that, except as provided in Section 5(d), the foregoing shall not apply to any part of a Proceeding that was commenced by Indemnitee prior to a Change in Control (as hereinafter defined). Such indemnification shall be a contract right. Subject to the applicable provisions of Section 5(a) hereof, Indemnitee shall also have the right to receive from the Company payment of any expenses incurred by Indemnitee in connection with any such Proceeding in advance of the final disposition of such Proceeding, consistent with the provisions of applicable law as then in effect. All references in this Agreement to the “applicable law as then in effect” refer to such law as it exists as of the date of this Agreement or as such law may hereafter be amended (but, in the case of such amendment, only to the extent that such amendment permits the Company to provide broader indemnification or advancement rights than such law permitted the Company to provide prior to such amendment).
     Section 3. Insurance, Contracts and Funding. The Company may purchase and maintain insurance to protect itself and Indemnitee against any expenses, judgments, fines and amounts paid in settlement as specified in this Agreement or incurred by any such person in connection with any Proceeding referred to in this Agreement, to the fullest extent permitted by applicable law as then in effect. The Company may enter into contracts with Indemnitee in furtherance of the provisions of this Agreement and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Agreement.
     Section 4. Indemnification; Not Exclusive Right. The right of indemnification and advancement of expenses provided in this Agreement shall not be exclusive of any other rights to which Indemnitee may otherwise be entitled. The provisions of this Agreement shall inure to the benefit of the heirs and legal representatives of Indemnitee and shall be applicable to Proceedings commenced or continuing after the execution of this Agreement by the parties hereto, whether arising from acts or omissions occurring before or after such execution.
     Section 5. Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. The following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Agreement:
     (a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of Indemnitee in connection with, and prior to the final disposition of, any Proceeding shall be advanced to Indemnitee by the Company within 20 calendar days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether such statement or statements are received prior to or after final disposition of such Proceeding. Indemnitee shall include with such statement or statements evidence of the expenses incurred by Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of Indemnitee to repay the amounts advanced if it should ultimately be determined that Indemnitee is not entitled to be indemnified against such expenses pursuant to this Agreement.
     (b) Procedure for Determination of Entitlement to Indemnification.
          (i) To obtain indemnification under this Agreement, Indemnitee shall submit to the Secretary of the Company a written request therefor. If the Company intends to determine whether Indemnitee is entitled to indemnification pursuant to this Agreement, the Company shall deliver to Indemnitee written notice of such intent (such notification, an “Election Notice”) within 15 calendar days of the Secretary’s receipt of Indemnitee’s written request for indemnification. If the Company delivers an Election Notice in accordance with the preceding sentence, the determination of Indemnitee’s entitlement to indemnification shall be made not later than 90 calendar days after the later of receipt by the Company of the written request for indemnification or final disposition of the Proceeding. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.
          (ii) If the Company has delivered to Indemnitee an Election Notice within the 15-day period set forth in Section 5(b)(i), Indemnitee’s entitlement to indemnification under this Agreement shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum; (B) by a committee of such Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum; (C) by a written opinion of Independent Counsel (as hereinafter defined) selected by a majority of the Disinterested Directors; or (D) by the stockholders of the Company (but only if a majority of the Disinterested Directors presents the issue of entitlement to indemnification to the stockholders for their determination). Promptly following the Company’s receipt of a written request for indemnification, a majority of the Disinterested Directors shall decide who shall determine the issue of entitlement to indemnification, and the Company shall promptly notify Indemnitee of such decision. Notwithstanding the preceding sentences of this Section 5(b)(ii), Indemnitee’s entitlement to indemnification shall be determined by Independent Counsel if (1) Indemnitee demands a determination by Independent Counsel in the written request for indemnification required by Section 5(b)(i) and identifies in such written request the person or persons who Indemnitee wishes to select as Independent Counsel and (2) such written request for indemnification is delivered to the Company following a Change in Control.
          (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel selected by a majority of the Disinterested Directors or Indemnitee (as applicable) shall be Independent Counsel to which the Indemnitee or a majority of the Disinterested Directors (as applicable) does not reasonably object; provided that such objection must be delivered promptly following such selection.
     (c) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Agreement, Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a request for indemnification in accordance with Section 5(b)(i), and thereafter the Company shall have the burden of proof to overcome that presumption in reaching a contrary determination. The termination of any Proceeding described in Section 2, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.
     (d) Remedies of Indemnitee.
          (i) In the event that a determination is made pursuant to Section 5(b) that Indemnitee is not entitled to indemnification under this Agreement, or in the event no determination is made within the 90-day period specified in Section 5(b)(i), or in the event the Company does not deliver an Election Notice to Indemnitee within the 15-day period set forth in Section 5(b)(i), (A) Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at Indemnitee’s sole option, in the Court of Chancery of the State of Delaware or any other court of competent jurisdiction or an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and Indemnitee shall not be prejudiced by reason of an adverse determination that Indemnitee is not entitled to indemnification; and (C) in any such judicial proceeding or arbitration the Company shall have the burden of proving that Indemnitee is not entitled to indemnification under this Agreement. In any suit brought by Indemnitee to enforce a right to indemnification hereunder it shall be a defense that Indemnitee has not met any applicable standard for indemnification set forth in applicable law.
          (ii) If a determination shall have been made, pursuant to Section 5(b), that Indemnitee is entitled to indemnification, the Company shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made and shall be conclusively bound by such determination unless (A) Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in submitting information to the Company to aid it in such determination or (B) such indemnification is prohibited by law. In the event that advancement of expenses is not timely made pursuant to Section 5(a) or payment of indemnification is not made within five calendar days after a determination of entitlement to indemnification has been made pursuant to Section 5(b), Indemnitee shall be entitled to seek judicial enforcement of the Company’s obligation to pay to Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Company may bring an action, in the Court of Chancery of the Sate of Delaware or any other court of competent jurisdiction, contesting the right of Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a “Disqualifying Event”); provided, however, that in any such action the Company shall have the burden of proving the occurrence of such Disqualifying Event.
          (iii) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 5(d) that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.
          (iv) In the event that Indemnitee, pursuant to this Section 5(d), seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any expenses actually and reasonably incurred by Indemnitee if Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.
     (e) Definitions. For purposes of this Section 5:
          (i) “Change in Control” means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the “Act”), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition; (B) the Company is a party to any merger or consolidation in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company’s Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (C) there is a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company, or a liquidation or dissolution of the Company; or (D) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company’s stockholders or appointment by Company directors was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of such period or who were previously so approved by such two-thirds vote) cease for any reason to constitute at least a majority of the Board of Directors.
          (ii) “Disinterested Director” means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
          (iii) “Independent Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent (a) the Company or Indemnitee in any matter material to either such party or (b) any other party to the Proceeding giving rise to a claim for indemnification under this Agreement. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to the Agreement or such Independent Counsel’s engagement pursuant hereto.
     Section 6. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
     Section 7. Enforcement.
     (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby to induce Indemnitee to begin or to continue to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company.
     (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Charter, By-Laws and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.
     Section 8. Amendment and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.
     Section 9. Applicable Law. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.
     Section 10. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought need be produced to evidence the existence of this Agreement.
     Section 11. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when mailed by certified mail, return receipt requested, with postage prepaid:
     A. If to Indemnitee to:
________________________
________________________
________________________

or to such other person or address as Indemnitee shall furnish to the Company in writing pursuant to the above.
     B. If to the Company to:
Milacron Inc.
2090 Florence Avenue
Cincinnati, Ohio 45206
Attention: Secretary
or to such other person or address as the Company shall furnish to Indemnitee in writing pursuant to the above.
IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

MILACRON INC. (“Company”)
By:
	Name:	Ronald D. Brown
	Title:	Chairman, President and Chief Executive Officer

INDEMNITEE

Name:

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